Exhibit 10.8

EXECUTION VERSION

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of January 8, 2026 (the “Amendment Date”), among ROBINS BROOK SPPCF HOLDINGS, LLC (the “Borrower”), SPPCF FACILITY SERVICES, LLC (in such capacity, the “Collateral Manager”), SILVER POINT PRIVATE CREDIT FUND (the “Equityholder”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (the “Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender (a “Lender”), WESTERN ALLIANCE TRUST COMPANY, N.A., as the Collateral Agent (in such capacity, the “Collateral Agent”) and as the Collateral Custodian (in such capacity, the “Collateral Custodian”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Lenders from time to time party thereto, the Collateral Agent and the Collateral Custodian, are party to the Loan and Security Agreement, dated as of July 10, 2025 (as amended from time to time prior to the date hereof, the “Loan and Security Agreement”); and

WHEREAS, the Borrower, the Collateral Manager, the Administrative Agent, the Equityholder and the Lender desire to amend the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1. Amendments. As of the Amendment Date, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective upon the satisfaction of each of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Administrative Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c) payment of all fees due and owing to the Administrative Agent on or prior to the Amendment Date; and

(d) the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

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SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

ROBINS BROOK SPPCF HOLDINGS, LLC

By: Silver Point Private Credit Fund, its sole member and manager

By: Silver Point Private Credit Fund
Management, LLC, its investment adviser

By :	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

COLLATERAL MANAGER:

SPPCF FACILITY SERVICES, LLC

By: Silver Point Private Credit Fund
Management, LLC, its manager

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

EQUITYHOLDER:

SILVER POINT PRIVATE CREDIT FUND

By: SILVER POINT PRIVATE CREDIT FUND
MANAGEMENT, LLC, its investment adviser

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

THE ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:	/s/ Mike Romanzo, CFA
Name:	Mike Romanzo, CFA
Title:	Managing Director

[Signature Page to Amendment No. I to Loan and Security Agreement]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mike Romanzo, CFA
Name: Mike Romanzo, CFA
Title: Managing Director

[Signature Page to Amendment No. I to Loan and Security Agreement]

THE COLLATERAL AGENT:

WESTERN ALLIANCE TRUST COMPANY, N.A., not in its individual capacity but solely as Collateral Agent

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

THE COLLATERAL CUSTODIAN:

WESTERN ALLIANCE TRUST COMPANY, N.A., not in its individual capacity but solely as Collateral Custodian

By:	/s/ Michael J. Baker
Name: Michael J. Baker
Title: Vice President

[Signature Page to Amendment No. 1 to Loan and Security Agreement]

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. 1 DATED JANUARY 8, 2026

$~~200,000,000~~400,000,000

LOAN AND SECURITY AGREEMENT

by and among

SPPCF FACILITY SERVICES, LLC,

(Collateral Manager)

ROBINS BROOK SPPCF HOLDINGS, LLC,

(Borrower)

SILVER POINT PRIVATE CREDIT FUND,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

WESTERN ALLIANCE TRUST COMPANY, N.A.,

(Collateral Agent)

and

WESTERN ALLIANCE TRUST COMPANY, N.A.,

(Collateral Custodian)

Dated as of July 10, 2025

(nn) the Obligor with respect to such Loan is an Eligible Obligor.

(oo) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are Fixed Rate Loans does not exceed the greater of (i) 10% of aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $~~24,000,000~~48,000,000 ;

(pp) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are First Lien Last Out Loans and Second Lien Loans does not exceed the greater of (i) 10% of the aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $~~24,000,000~~48,000,000 ;

(qq) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans with Obligors (or Underlying Assets) domiciled or located outside of the United States does not exceed the greater of (i) 20% of the aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $~~24,000,000~~48,000,000 ;

(rr) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans denominated in any Alternative Currency does not exceed the greater of (i) 20% of the aggregate Adjusted Borrowing Value of all Eligible Loans and (ii) $~~24,000,000~~48,000,000 ;

(ss) immediately after giving effect to the acquisition of such Loan, (i) the aggregate Adjusted Borrowing Value of all Eligible Loans made to any single Obligor and its Affiliates does not exceed the amount set forth on Annex C corresponding to the applicable Facility Amount, (ii) the aggregate Adjusted Borrowing Value of all Eligible Loans made to the second and third largest Obligors and their Affiliates does not exceed the amount set forth on Annex C corresponding to the applicable Facility Amount and (iii) the aggregate Adjusted Borrowing Value of all Eligible Loans made to all other Obligors and their Affiliates does not exceed the amount set forth on Annex C corresponding to the applicable Facility Amount;

(tt) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Outstanding Balance and Exposure Amounts of Eligible Loans that are Revolving Loans and the Exposure Amounts of Eligible Loans that are Delayed Draw Loans do not collectively exceed the greater of (i) 10% of the aggregate Outstanding Balance of all Eligible Loans and (ii) $~~24,000,000~~48,000,000 ;

(uu) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are Recurring Revenue Loans does not exceed 10% of the aggregate Adjusted Borrowing Value of all Eligible Loans; and

(vv) immediately after giving effect to the acquisition of such Loan, the sum of the aggregate Adjusted Borrowing Value of all Eligible Loans that are Partial PIK Loans does not exceed 25% of the aggregate Adjusted Borrowing Value of all Eligible Loans.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Closing Date”: January 8, 2026.

“First Lien Last Out Loan”: A Loan or note that would constitute a First Lien Middle Market Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments of such Loan, will be paid after one or more tranches of First Lien Middle Market Loans (excluding permitted working capital facilities) issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments; provided that for the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Middle Market Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Middle Market Loan in the related Approval Notice.

“First Lien Middle Market Loan”: A Loan or note that is not a Broadly Syndicated Loan and either (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (excluding any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (but subject to any other Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof), and (iii) with respect to which the Collateral Manager determines in good faith that the value of the collateral or enterprise value securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral; provided that, for the avoidance of doubt, a First Lien Last Out Loan shall not constitute a First Lien Middle Market Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a First Lien Middle Market Loan in the related Approval Notice.

“First Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor (excluding any Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last Out Loan or other first lien last out Indebtedness within the capital structure).

provides its prior written consent in its sole discretion) that such reduction results from an increase in the credit quality of the related Loan;

(d) contractually or structurally subordinates such Eligible Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Eligible Loan;

(e) substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Eligible Loan, and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Eligible Loan; or

(f) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Cash Interest Coverage Ratio,” “Recurring Revenue,” “Recurring Revenue Loan Gross Leverage Ratio” or “Permitted Lien” (or any respective comparable definitions in its Underlying Instruments (including any adjustment to “EBITDA” or “Adjusted EBITDA” or any similar definition)) or the definition of any component thereof in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to any Lender; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Collateral Manager (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Cash Interest Coverage Ratio, Net Senior Leverage Ratio or Net Total Leverage Ratio for any Eligible Loan as determined on the applicable Cut-Off Date.

“Maximum Facility Amount”: The aggregate Commitments as then in effect, as such amount may be reduced pursuant to Section 2.3.

“Measurement Date”: Each of (i) the Closing Date; (ii) the date of the Borrower’s Notice or Repayment Notice; (iii) at the time that the Assigned Value of any Loan is adjusted as a result of an Assigned Value Adjustment Event; (iv) the date on which the Collateral Manager has actual knowledge that any Loan included in the latest calculation of the Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent); (v) on or prior to each Reinvestment, Discretionary Sale, Substitution or Optional Sale pursuant to Section 2.14 and Section 3.2, as applicable; (vi) each Determination Date and (vii) each other date requested by the Administrative Agent with at least one (1) Business Day’s advance notice.

“Minimum Required Equity Amount”: As of any Measurement Date, an amount equal to the greater of (i)(A) $~~32,000,000~~64,000,000 or (B) after the aggregate Adjusted Borrowing Value of all Eligible Loans equals or exceeds $~~200,000,000~~400,000,000 , the applicable amount provided in Annex C and (ii) the aggregate Adjusted Borrowing Value of all Eligible Loans attributable to the three (3) largest Obligors.

consisting of 360 days (other than calculations with respect to (x) CORRA or SONIA, which shall be based on a year consisting of 365 days or (y) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c) If any Advance requested by the Borrower is not effectuated as a result of the Collateral Manager’s or the Borrower’s actions or failure to fulfill any condition under Section 3.2, (which, in the case of the Collateral Manager, is solely within the control of the Collateral Manager) as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11 Fees.

The Borrower shall pay to ~~Cadwalader, Wickersham & Taft~~Orrick, Herrington & Sutcliffe LLP as counsel to the Administrative Agent and the Lenders, on the Closing Date, its reasonable invoiced fees and out-of-pocket expenses through the Closing Date, which payment may be made by deducting any such amount from payments to be made by the Administrative Agent or any Lender to the Borrower on the Closing Date.

Section 2.12 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case issued after the date of this Agreement, shall (A) subject any Affected Party to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party of

(d) (i) The Borrower shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Borrower has occurred and is continuing, (ii) the Collateral Manager shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Collateral Manager or Collateral Manager Termination Event has occurred and is continuing and (iii) the Seller shall have delivered to the Administrative Agent a certification that no Default, Event of Default or Change of Control with respect to the Seller has occurred and is continuing;

(e) The Administrative Agent and the Collateral Manager shall have received, with a counterpart for each Lender, the executed legal opinion or opinions of McDermott Will & Schulte ~~Roth & Zabel~~ LLP, counsel to the Borrower, covering enforceability, grant and perfection of the security interests on the Collateral, true sale and non-consolidation of the Borrower with the Equityholder, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(f) The Borrower and the Administrative Agent shall have received the executed legal opinion or opinions of McDermott Will & Schulte ~~Roth & Zabel~~ LLP, counsel to the Equityholder, the Seller, the Investment Manager and the Collateral Manager, covering enforceability of the Transaction Documents to which the Equityholder, the Seller, the Investment Manager or the Collateral Manager is a party and, in the case of the Seller, grant and perfection of the security interest in favor of the Borrower granted under the Sale Agreement and the Closing Date Participation Agreement and the executed legal opinion of Miles & Stockbridge P.C., Maryland counsel to the Equityholder and the Seller, covering certain matters under Maryland law, in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g) The Administrative Agent and the Lenders shall have received the fees (including fees, disbursements and other charges of counsel to the Administrative Agent) to be received on date of the initial Advance referred to herein;

(h) The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(i) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

(j) The UCC-1 financing statements naming (1) the Borrower as debtor and the Collateral Agent as secured party and (2) the Seller as debtor and the Collateral Agent as assignee secured party are in proper form for filing in the filing office of the appropriate incorrect any of the assumptions made by McDermott Will & Schulte ~~Roth & Zabel~~ LLP in its opinions delivered pursuant to Section 3.1.

(u) Loan Acquisitions. All Loans acquired by the Borrower shall be acquired from the Seller pursuant to the Sale Agreement, the Closing Date Participation Agreement, from the Seller Affiliate or from an unaffiliated third party.

(v) Lien Searches Against Obligors. The Administrative Agent shall, at any time, have the right to run a UCC lien search against any Obligor. Each such UCC lien search shall be at the sole expense of the Borrower.

(w) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the other Secured Parties under or as contemplated by this Agreement.

(x) Compliance with Sanctions. The Borrower shall, and shall ensure that any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will, comply with all applicable Sanctions, and maintain policies and procedures reasonably designed to promote and achieve compliance with applicable Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this Section.

(y) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, and the Borrower shall ensure that each Person directly or indirectly Controlling the Borrower and each Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Related Party of the foregoing will: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) not, directly or knowingly indirectly, use the proceeds of any Advance hereunder to fund, finance, or facilitate any activities, business or transactions that are in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) not fund any repayment of the Obligations with proceeds that are directly or knowingly indirectly derived from any transaction or activity that is prohibited by any Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(z) Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent or any Lender information and documentation reasonably requested by the Administrative Agent or such Lender, as applicable, Borrower, this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (i) with respect to the Borrower, $500,000, and (ii) with respect to the Equityholder, $3,000,000 in excess of any amounts disputed in good faith by such Person and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(c) any failure on the part of the Borrower or the Equityholder to duly observe or perform in any material respect (or, if qualified by materiality or Material Adverse Effect or any similar term, in any respect) any other covenants or agreements of the Borrower or the Equityholder, as applicable, set forth in this Agreement or the other Transaction Documents to which the Borrower or the Equityholder is a party and the same continues unremedied for a period of at least thirty (30) consecutive days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof; or

(d) the occurrence of an Insolvency Event relating to the Borrower or the Equityholder; or

(e) the occurrence and continuance of a Collateral Manager Termination Event and no successor Collateral Manager is appointed during the Consultation Period in accordance with Section 6.11; or

(f) (i) from the Closing Date to the Business Day prior to the First Amendment Closing Date and (ii) on or after February 2, 2026, the failure of the Equityholder to maintain unencumbered liquidity in the amount set forth on Annex C corresponding to the applicable Facility Amount, which may be maintained as a combinations of (~~i~~x) cash or cash equivalents held by the Equityholder (exclusive of any cash or cash equivalents held by the Borrower), and (~~ii~~y ) unfunded capital commitment net of any amount committed to subscription facilities (but including any availability under such subscription facilities at a time such amounts are available to be drawn and contributed to the Borrower); or

(g) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 against the Borrower or $5,000,000 with respect to the Equityholder, and the Borrower or the Equityholder, as applicable, shall not have either (i) discharged any such judgment, decree or order dismissed, or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(h) the Borrower shall assign or attempt to assign any of their respective rights, obligations or duties under this Agreement without the prior written consent of each Lender in their respective sole discretion; or

(i) the Borrower or the Equityholder shall have made payments (other than payments made on behalf of such Person from insurance proceeds of the Borrower or Equityholder) individually or in the aggregate in excess of $1,000,000 (or $10,000,000 with respect to the Equityholder) in settlement of any litigation claim or dispute; or

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$	~~200,000,000~~400,000,000

Annex B to LSA